As filed with the Securities and Exchange Commission on March 12, 2002.

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

___________________

ENERGEN CORPORATION

(Exact name of registrant as specified in its charter)

Alabama 63-0757759

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203

(Address of Principal Executive Offices) (Zip Code)

ENERGEN CORPORATION

1997 STOCK INCENTIVE PLAN

(Full title of the plan)

___________________

DAVID J. WOODRUFF, JR.

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203

(Name and address of agent for service)

(205) 326-2700

(Telephone number, including area code, of agent for service)

with a copy to:

JOHN K. MOLEN, ESQ.

Bradley Arant Rose & White LLP

2001 Park Place

Suite 1400

Birmingham, Alabama 35203

(205) 521-8000

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed Maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value Rights to Purchase Series 1998 Junior Participating Preferred Stock	1,500,000 shares 1,500,000 rights	$23.61*	$35,415,000*	$3,258.18*

* Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

This Registration Statement relates to the registration of an additional 1,500,000 shares of Common Stock, $0.01 par value, of Energen Corporation (the "Company"), to be offered pursuant to the Company's 1997 Stock Incentive Plan (the "Plan"). The Company has previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on January 29, 1998 (File No. 333-45107) (the "Original Registration Statement") which related to the registration of 650,000 shares of the Company's Common Stock offered pursuant to the Plan, the contents of which Original Registration Statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with Note 1 to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 (File No.

001-07810).

(2) The description of the common stock, par value $.01 per share (and the associated Rights to Purchase Series 1998 Junior Participating Preferred Stock) of the Company ("Energen Common Stock"), appearing in the Company's Registration Statement on Form 8-A (Registration No. 001-07810), as filed on July 10, 1998 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

Item 5. Interests of Named Experts and Counsel.

Bradley Arant Rose & White LLP, counsel to the Company, has been routinely engaged to perform legal services by the Company since the formation of the Company. As of the date hereof, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially own approximately 5,000 shares of Energen Common Stock.

Item 6. Indemnification of Directors and Officers.

As permitted by Sections 10-2B-8.50 through 10-2B-8.58 of the Alabama Business Corporation Act, Section 2.06 of the Bylaws of the Company provides for indemnification of directors, officers and employees in certain instances. The provisions of Section 2.06 provide as follows:

2.06 INDEMNIFICATION OF DIRECTORS AND OFFICERS - LIABILITY INSURANCE

(a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

(d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to such claim, action, or proceeding;

(ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(iii) By the stockholders.

(e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

(f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

Article XI of the Company's Restated Certificate of Incorporation provides as follows:

11.01 A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

Item 8. Exhibits.

*4(a) Restated Certificate of Incorporation of Energen Corporation (composite, as amended February 2, 1998) which was filed as Exhibit 3(a) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of Energen, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to Energen's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*4(c) Bylaws of Energen Corporation (as amended through July 22, 1998) which was filed as Exhibit 3(c) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to Energen's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

*4(e) Energen Corporation 1988 Stock Option Plan (as amended November 25, 1997) which was filed as Exhibit 10(e) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(f) Energen Corporation 1992 Long-Range Performance Share Plan (as amended effective October 1, 1999) which was filed as Exhibit 10(f) to Energen's Annual Report on Form 10-K for the year ended September 30, 1999 (File No. 1-7810).

4(g) Energen Corporation 1997 Stock Incentive Plan (as amended effective January 30, 2002).

*4(h) Energen Corporation 1997 Deferred Compensation Plan (as amended effective January 1, 2001) which was filed as Exhibit 4(h) to Energen's Registration Statement on Form S-8, dated April 30, 2001 (Registration No. 333-59804).

*4(i) Energen Corporation 1992 Directors Stock Plan (as amended April 25, 1997) which was filed as Exhibit 10(i) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(j) Energen Corporation Annual Incentive Compensation Plan (as amended effective October 1, 2001), which was filed as Exhibit 10(k) to Energen's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 1-7810).

5(a) Opinion of Bradley Arant Rose & White LLP.

23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 (a)).

23(b) Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney.

______________

* Incorporated by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on this 12th day of March, 2002.

ENERGEN CORPORATION

By: *

Wm. Michael Warren, Jr.

Chairman of the Board, President

and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date

* Chairman of the Board, President March 12, 2002

Wm. Michael Warren, Jr. and Chief Executive Officer

* Executive Vice President, March 12, 2002

Geoffrey C. Ketcham Chief Financial Officer and Treasurer

(Principal Financial Officer)

* Controller (Principal Accounting Officer) March 12, 2002

Grace B. Carr

* Director March 12, 2002

Dr. Stephen D. Ban

* Director March 12, 2002

Julian W. Banton

* Director March 12, 2002

J. Mason Davis, Jr.

* Director March 12, 2002

James S. M. French

* Director March 12, 2002

T. Michael Goodrich

* Director March 12, 2002

Wallace L. Luthy

* Director March 12, 2002

Rex J. Lysinger

* Director March 12, 2002

Dr. Judy M. Merritt

* Director March 12, 2002

Drayton Nabers, Jr.

* Director March 12, 2002

Stephen A. Snider

/s/ Geoffrey C. Ketcham March 12, 2002

Geoffrey C. Ketcham

Attorney in Fact

* By GEOFFREY C. KETCHAM ,

GEOFFREY C. KETCHAM

ATTORNEY IN FACT

INDEX OF EXHIBITS

*4(a) Restated Certificate of Incorporation of Energen Corporation (composite, as amended February 2, 1998) which was filed as Exhibit 3(a) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of Energen, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to Energen's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*4(c) Bylaws of Energen Corporation (as amended through July 22, 1998) which was filed as Exhibit 3(c) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to Energen's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

*4(e) Energen Corporation 1988 Stock Option Plan (as amended November 25, 1997) which was filed as Exhibit 10(e) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(f) Energen Corporation 1992 Long-Range Performance Share Plan (as amended effective October 1, 1999) which was filed as Exhibit 10(f) to Energen's Annual Report on Form 10-K for the year ended September 30, 1999 (File No. 1-7810).

4(g) Energen Corporation 1997 Stock Incentive Plan (as amended effective January 30, 2002).

*4(h) Energen Corporation 1997 Deferred Compensation Plan (as amended effective January 1, 2001) which was filed as Exhibit 4(h) to Energen's Registration Statement on Form S-8, dated April 30, 2001 (Registration No. 333-59804).

*4(i) Energen Corporation 1992 Directors Stock Plan (as amended April 25, 1997) which was filed as Exhibit 10(i) to Energen's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(j) Energen Corporation Annual Incentive Compensation Plan (as amended effective October 1, 2001), which was filed as Exhibit 10(k) to Energen's Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 1-7810).

5(a) Opinion of Bradley Arant Rose & White LLP.

23(a) Consent of Bradley Arant Rose & White LLP (included in Exhibit 5 (a)).

23(b) Consent of PricewaterhouseCoopers LLP.

24 Powers of Attorney.

______________

* Incorporated by reference.

EXHIBIT 4(g)

ENERGEN CORPORATION

1997 STOCK INCENTIVE PLAN

(As Amended Effective January 30, 2002)

The purpose of this Plan is to provide a means whereby Energen Corporation may, through the use of stock and stock related compensation, attract and retain persons of ability as employees and motivate such employees to exert their best efforts on behalf of Energen Corporation and its subsidiaries.

1. Definitions. As used in the Plan, the following terms have meanings indicated:

"Award" means any grant or award under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and/or Performance Shares granted under the Plan.

"Award Period" means the 4-year period (Energen fiscal years) commencing with the first day of the fiscal year in which the applicable Performance Share Award is granted, except as otherwise determined by the Committee at the time of grant and subject to the other provisions of this Plan.

"Board" means the Board of Directors of Energen.

"Cause" means any of the following:

(1) The willful and continued failure by a Participant to substantially perform such Participant's duties with Energen or a Subsidiary (other than any such failure resulting from such Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant specifically identifying the manner in which such Participant has not substantially performed such Participant's duties.

(2) The engaging by a Participant in willful, reckless or grossly negligent misconduct which is demonstrably injurious to Energen or a Subsidiary monetarily or otherwise; or

(3) The conviction of a Participant of a felony.

"Change in Control" means: the occurrence of any one or more of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13(d)-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of Energen (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Energen entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (1) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Energen or any corporation controlled by Energen shall not constitute a Change in Control;

(2) Individuals who, as of October 1, 1999, constitute the Board of Directors of Energen (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of Energen (the "Board of Directors"); provided, however that any individual becoming a director subsequent to such date whose election, or nomination for election by Energen's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(3) Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Energen (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Energen or all or substantially all of Energen's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Energen or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(4) Any transaction or series of transactions which is expressly designated by resolution of the Board of Directors to constitute a Change in Control for purposes of this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Officers Review Committee of the Board or such other Committee of two or more directors as may be determined by the Board.

"Energen" means Energen Corporation and any successor corporation by merger or other reorganization.

"Employee" means any employee of one or more of Energen and the Subsidiaries.

"Exchange Act" means the Securities Exchange Act of 1934.

"Exercise Date" means the date on which a notice of option exercise is delivered to Energen pursuant to Section 6.2(c) or a notice of option cancellation is delivered to Energen pursuant to Section 6.2(i).

"Expiration Date" means the last day on which an option issued under the Plan may be exercised, as such date may be extended pursuant to Section 6.2(a).

"Fair Market Value" means, with respect to a share of Stock, the closing price of the Stock on the New York Stock Exchange (or such other exchange or system on which the Stock then trades or is quoted) or, if there is no trading of the Stock on the relevant date, then the closing price on the most recent trading date preceding the relevant date. With respect to other consideration, the term Fair Market Value means fair market value as may be reasonably determined by the Committee.

"Incentive Stock Options" means options granted under the Plan to purchase Stock which at the time of grant qualify as "incentive stock options" within the meaning of Section 422 of the Code.

"Independent Auditor" means the firm of certified public accountants which at the time of the Change in Control had been most recently engaged by Energen to render an opinion on Energen's consolidated financial statements, or any other firm of certified public accountants mutually agreeable to Energen and at least eighty percent of the Participants holding Awards outstanding as of the date of the Change in Control.

"Interim Period" means a 1, 2 or 3 year period within a Performance Share Award Period for which the Committee determines that there shall be Interim Periods.

"Measurement Value" means the average of the daily closing prices for a share of Stock for the 20 trading days ending on the fifth business day prior to the date of payment of Performance Shares for an Award Period or an Interim Period, as the case may be, on the Composite Tape for the New York Stock Exchange -- Listed Stocks, or, if the stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the stock is listed, or, if the stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the stock for such 20 trading days on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value of a share of Stock as determined by a majority of the Board of Directors; provided, however that if a Change in Control shall have occurred, then if no such quotations are available, such determination shall be made by a majority of the Incumbent Board (as defined in the Change in Control definition above).

"Nonqualified Stock Options" means options granted under the Plan to purchase Stock which are not Incentive Stock Options.

"Participant" means an Employee who is selected by the Committee to receive an Award.

"Performance Measures" has the meaning set forth in Section 10.

"Performance Share" means the value equivalent of one share of Stock.

"Plan" means this Energen Corporation 1997 Stock Incentive Plan.

"Restricted Stock" means Stock granted to a Participant under Section 7 of the Plan with respect to which the applicable Restrictions have not lapsed or been removed.

"Restrictions" means the transfer and other restrictions set forth in Section 7.2(a).

"Stock" means the common stock, par value $.01 per share, of Energen as such stock may be reclassified, converted or exchanged by reorganization, merger or otherwise.

"Subsidiary" means any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly by Energen Corporation.

"Ten Percent Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of Energen.

2. Share Limitations.

2.1 Shares Subject to the Plan. Subject to adjustment in accordance with Section 3, an aggregate of 2,800,000 shares of Stock are available for issuance under the Plan (reflects the original 650,000-share authorization adjusted for the 1998 stock split plus an additional 1,500,000 shares authorized at the January 2002 shareholder meeting). Shares of Stock allocable to an Award or portion of an Award that is canceled by forfeiture, expiration or for any other reason (excepting pursuant to a stock appreciation right election under Section 6.2(i)) shall again be available for additional Awards. If any option granted under the Plan shall be canceled as to any shares of Stock pursuant to Section 6.2(i) (stock appreciation rights), then such shares of Stock shall not be available for the grant of another Award.

2.2 Individual Limitation. Subject to adjustment in accordance with Section 3, the maximum aggregate number of shares of Stock represented by all Awards granted to any one Participant during any one Energen fiscal year shall not exceed 200,000, calculated assuming maximum payout of the Awards and with each Performance Share representing one share of Stock.

3. Adjustments in Event of Change in Common Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Stock at a price substantially below fair market value, or of any similar change affecting the Stock, the number and kind of shares which thereafter may be available for issuance under the Plan, the terms of outstanding Awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights granted to, or available for, Participants in the Plan. If the adjustment would result in fractional shares with respect to an Award, then the Committee may make such further adjustment (including, without limitation, the use of consideration other than Stock or rounding to the nearest whole number of shares) as the Committee shall deem appropriate to avoid the issuance of fractional shares.

4. Administration of the Plan. The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. Subject to the provisions of the Plan, the Committee shall have the exclusive authority to select the Employees who are to be Participants in the Plan, to determine the Award to be made to each Participant, and to determine the conditions subject to which Awards will become payable under the Plan. The Committee shall have full power to administer and interpret the Plan and to adopt such rules and regulations consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. The Committee's interpretation and construction of the Plan and of any conditions applicable to Awards shall be conclusive and binding on all persons, including Energen and all Participants. Any action which can be taken, or authority which can be exercised, by the Committee with respect to the Plan, may also be taken or authorized by the Board.

5. Participation. Participants in the Plan shall be selected by the Committee from those Employees who, in the judgment of the Committee, have significantly contributed or can be expected to significantly contribute to Energen's success.

6. Options

6.1 Grant of Options. Subject to the provisions of the Plan, the Committee may (a) determine and designate from time to time those Participants to whom options are to be granted and the number of shares of Stock to be optioned to each employee; (b) authorize the granting of Incentive Stock Options, Nonqualified Stock Options, or combination of Incentive Stock Options and Nonqualified Stock Options; (c) determine the number of shares subject to each option; (d) determine the time or times when each Option shall become exercisable and the duration of the exercise period; and (e) determine whether and, if applicable, the manner in which each option shall contain stock appreciation rights and/or dividend equivalents; provided, however, that (i) no Incentive Stock Option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 15 and (ii) the aggregate Fair Market Value (determined as of the date the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of Energen and its Subsidiaries) shall not exceed $100,000.

6.2 Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by a written agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(a) Option Period. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Committee may extend such period provided that, in the case of an Incentive Stock Option, such extensions shall not in any way disqualify the option as an Incentive Stock Option. In no case shall such period for an Incentive Stock Option, including any such extensions, exceed ten years from the date of grant, provided, however that, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five years from the date of grant.

(b) Option Price. The option price per share shall be determined by the Committee at the time any option is granted, and shall be not less than (i) the Fair Market Value, or (ii) in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110 percent of the Fair Market Value, (but in no event less than the par value) of one share of Stock on the date the option is granted, as determined by the Committee.

(c) Exercise of Option. No part of any option may be exercised until the optionee shall have remained in the employ of Energen or of a Subsidiary for such period, if any, as the Committee may specify in the option agreement, and the option agreement may provide for exercisability in installments. The Committee shall have full authority to accelerate for any reason it deems appropriate the vesting schedule of all or any part of any option issued under the Plan. Each option shall be exercisable in whole or part on such date or dates and during such period and for such number of shares as shall be set forth in the applicable option agreement. An optionee electing to exercise an option shall give written notice to Energen of such election and of the number of shares the optionee has elected to purchase and shall at the time of exercise tender the full purchase price of the shares the optionee has elected to purchase plus any required withholding taxes in accordance with Sections 6.2(d) and 9.

(d) Payment of Purchase Price upon Exercise. The purchase price of the shares as to which an option shall be exercised shall be paid to Energen at the time of exercise (i) in cash, (ii) in Stock already owned by the optionee having a total Fair Market Value equal to the purchase price and not subject to any lien, encumbrance or restriction on transfer other than pursuant to federal or state securities laws, (iii) by election to have Energen withhold (from the Stock to be delivered to the optionee upon such exercise) shares of Stock having a Fair Market Value equal to the purchase price or (iv) by any combination of such consideration having a total Fair Market Value equal to the purchase price; provided that the use of consideration described in clauses (ii), (iii) and (iv) shall be subject to approval by the Committee. In addition the Committee in its discretion may accept such other consideration or combination of consideration as the Committee shall deem to be appropriate and to have a total Fair Market Value equal to the purchase price. In each case, Fair Market Value shall be determined as of the Exercise Date.

(e) Exercise in the Event of Death or Termination of Employment. If an optionee's employment by Energen and all Subsidiaries shall terminate for Cause, then all options held by the terminated Employee shall immediately expire. If an optionee's employment by Energen and all Subsidiaries shall terminate because of the optionee's (i) death or (ii) disability or retirement in accordance with the terms of Energen's applicable tax-qualified disability or retirement plans, then all options held by the optionee shall be immediately and fully vested and may be exercised on or prior to the applicable Expiration Dates. If an optionee's employment by Energen and all Subsidiaries shall terminate for any reason other than those set forth in the preceding sentences, then all of the optionee's unvested options shall expire as of the termination date and all of the optionee's vested options shall expire ninety days following the date of termination of employment, provided that the Committee shall have the authority to extend such option expiration date up to the original Expiration Date. Without limiting the generality of Section 5(c), the Committee shall have full authority to accelerate the vesting schedule of all or any part of any option issued under the Plan and held by an employee who has terminated or plans to terminate his or her employment, such that a terminated employee, his heirs or personal representatives may exercise (at such time or times on or prior to the applicable Expiration Dates as may be specified by the Committee) any part or all of any unvested option under the Plan held by such employee at the date of his or her termination of employment. The foregoing notwithstanding, the Committee may at the time of grant provide for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written option agreement shall be controlling with respect to that option.

(f) Nontransferability. Except as may otherwise be provided in this Section 5(f), no option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, an option shall be exercisable only by the optionee. The foregoing notwithstanding, the optionee may transfer Nonqualified Stock Options to (i) the optionee's spouse or natural, adopted or step-children or grandchildren (including the optionee, "Immediate Family Members"), (ii) a trust for the benefit of one or more of the Immediate Family Members, (iii) a family charitable trust established by one or more of the Immediate Family Members, or (iv) a partnership in which the only partners are (and, except as may be otherwise agreed by the Committee, will remain during the option period) one or more of the Immediate Family Members. Any options so transferred shall not be further transferable except in accordance with the terms of this Plan, shall remain subject to all terms and conditions of the Plan and the applicable option agreement, and may be exercised by the transferee only to the extent that the optionee would have been entitled to exercise the option had the option not been transferred.

(g) Investment Representation. To the extent reasonably necessary to assure compliance with all applicable securities laws, upon demand by the Committee for such a representation, the optionee shall deliver to the Committee at the time of any exercise of an option or portion thereof or settlement of stock appreciation rights or dividend equivalents a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares.

(h) Incentive Stock Options. Each option agreement which provides for the grant of an Incentive Stock Option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an "incentive stock option" within the meaning of Section 422 of the Code, or any amendment thereof or substitute therefor. Energen, in its discretion, may retain possession of any certificates for Stock delivered in connection with the exercise of an Incentive Stock Option or appropriately legend such certificates during the period that a disposition of such Stock would disqualify the exercised option from treatment as an incentive stock option under Section 422 of the Code (a A422 Option"). Subject to the other provisions of the Plan, Energen shall cooperate with the optionee should the optionee desire to make a disqualifying disposition. Any Incentive Stock Option which is disqualified from treatment as a 422 Option for whatever reason, shall automatically become a Nonqualified Stock Option. No party has any obligation or responsibility to maintain an Incentive Stock Option's status as a 422 Option. The optionee shall, however, immediately notify Energen of any disposition of Stock which would cause an Incentive Stock Option to be disqualified as a 422 Option.

(i) Stock Appreciation Right. Each option agreement may provide that the optionee may from time to time elect, by written notice to Energen, to cancel all or any portion of the option then subject to exercise, in which event Energen's obligation in respect of such option shall be discharged by payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value as of the Exercise Date of the shares subject to the option or the portion thereof so canceled over the aggregate purchase price for such shares as set forth in the option agreement or, if mutually agreed by the Committee and the optionee, (i) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value as of the Exercise Date equal to any such excess, or (ii) a combination of cash and shares of Stock with a combined value as of the Exercise Date equal to any such excess.

(j) Dividend Equivalents. Each option agreement may provide that upon (i) exercise of all or part of an option, (ii) cancellation of all or part of such option pursuant to paragraph 5(i), or (iii) the occurrence of an Expiration Date, for no additional consideration, the optionee shall be paid an additional amount equal to the aggregate amount of cash dividends which would have been paid on the shares of Stock purchased upon such exercise or with respect to which such cancellation or expiration occurs, if such shares had been issued and outstanding during the period commencing with the option grant date and ending on the date of option exercise, cancellation or expiration, plus an amount equal to the interest that such dividends would have earned from the respective dividend payment dates if deposited in an account bearing interest, compounded quarterly on each April 1, July 1, October 1 and January 1, at a rate calculated as follows. For purposes of the preceding sentence, the assumed interest rate in effect for a calendar quarter shall be the announced prime rate of AmSouth Bank of Alabama (or such comparable rate of a comparable institution as the Committee may from time to time determine) in effect on the first day of such calendar quarter. Such additional amount shall be paid by cash, or if mutually agreed by the Committee and the optionee, by the issuance of Stock or a combination of cash and shares of Stock having an aggregate Fair Market Value as of the applicable Expiration or Exercise Date, equal to any such excess.

(k) No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to the optionee's option prior to the date of issuance to the optionee of a certificate or certificates for such shares.

(l) Delivery of Certificates. Subject to Section 6.2(h), as soon as reasonably practicable after receipt of an exercise notice and full payment, Energen shall deliver to the optionee, registered in the optionee's name, certificates for the appropriate number of shares of Stock.

7. Restricted Stock

7.1 Grant of Restricted Stock. The Committee may make grants of Restricted Stock to Participants. Each restricted Stock Award shall be evidenced by a written agreement setting forth the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion with or without cash consideration.

7.2 Terms and Conditions of Restricted Stock.

(a) Restrictions. No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of (the "Restrictions") until the Restrictions on such shares have lapsed or been removed.

(b) Lapse. The Committee shall establish as to each Award of Restricted Stock the terms and conditions upon which the Restrictions shall lapse, which terms and conditions may include, without limitation, a required period of service, Performance Measures, or any other individual or corporate performance conditions.

(c) Termination of Employment. Exercise in the Event of Death or Termination of Employment. If a Participant's employment by Energen and all Subsidiaries shall terminate because of the Participant's (i) death or (ii) disability or retirement in accordance with the terms of Energen's applicable tax-qualified disability or retirement plans, then all restrictions on the Participant's outstanding Restricted Stock shall immediately lapse. Should a Participant's employment with Energen and all Subsidiaries terminate for any reason other than those set forth in the preceding sentence, any shares of the Participant's Stock which remain subject to Restrictions, shall be forfeited and returned to Energen. The foregoing notwithstanding, the Committee may at the time of grant provide for different or supplemental terms and conditions with respect to termination of employment and any such terms and conditions expressly provided in the written Restricted Stock agreement shall be controlling with respect to that grant of Restricted Stock.

(d) Lapse at Discretion of Committee. The Committee may at any time, in its sole discretion, accelerate the time at which any or all Restrictions on a Restricted Stock Award will lapse or remove any and all such Restrictions; provided that the Committee may not accelerate the lapse of or remove Restrictions which require the attainment of a Performance Measure except as may be permitted by the performance-based exception to Section 162(m) of the Code.

(e) Rights with respect to Restricted Stock. Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock may be held by Energen until the restrictions lapse and shall bear such restrictive legends as Energen shall deem appropriate.

(f) No Section 83(b) Election. Unless otherwise expressly agreed in writing by Energen, a Participant shall not make an election under Section 83(b) of the Code with respect to a Restricted Stock Award and upon the making of any such election, all shares of Restricted Stock subject to the election shall be forfeited and returned to Energen.

8. Performance Shares

8.1 Grant of Performance Shares

(a) The Committee may from time to time select employees to receive Performance Shares under the Plan. An Employee may be granted more than one Performance Share Award under the Plan. In its discretion at the time of grant, the Committee may determine that an Interim Period or Interim Periods should be established for payment with respect to Performance Share Awards. Whenever Interim Periods are established, the terms and conditions with respect to payment after the end of such Interim Period shall be those set by the Committee.

(b) A Performance Share Award shall not entitle a Participant to receive any dividends or dividend equivalents on Performance Shares; no Participant shall be entitled to exercise any voting or other rights of a stockholder with respect to any Performance Share Award under the Plan; and no Participant shall have any interest in or rights to receive any shares of Stock prior to the time when the committee determines the form of payment of Performance Shares pursuant to Section 8.2.

(c) Payment of a Performance Share Award to any Participant shall be made in accordance with Section 8.2 and shall be subject to such conditions for payment as the Committee may prescribe at the time the Performance Share Award is made. The Committee may prescribe conditions such that payment of a Performance Share Award may be made with respect to a number of shares of Stock greater than the number of Performance Shares awarded. The Committee may prescribe different conditions for different Participants.

(d) Each Performance Share Award shall be made in writing and shall set forth the terms and conditions set by the Committee for payment of such Performance Share Award.

8.2 Payment of Performance Share Awards

Each Participant granted a Performance Share Award shall be entitled to payment on account thereof as of the close of the applicable Award Period, but only if the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied. Participants granted Awards with Interim Periods shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period need not be repaid to the Corporation, notwithstanding that, based on the conditions set for payment at the end of the Award Period, such Participant would not have been entitled to payment of any portion of such Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

At the time it determines whether the conditions for payment have been satisfied, the Committee, in its discretion, shall determine whether the Awards will be paid all in cash, or in some combination of cash and shares of Stock, except and provided that the Committee must pay in cash an amount equal to the federal, state and other taxes which the Corporation is required to withhold, and further provided that payment in shares of Stock shall be subject to the aggregate share limitation set forth in Section 2. Payment of Awards shall be made by the Corporation as promptly as possible after the determination by the Committee that payment has been earned and upon a date fixed by the Committee to permit calculation of Measurement Value of the Common Stock. The portion of the Award paid in Stock shall be equal to the number of Performance Shares being paid in Stock, and the balance shall be an amount of cash equal to the Measurement Value of the remaining Performance Shares to be paid.

8.3 Termination of Employment

Except in the case of a Qualified Termination (as defined below) if, prior to the close of the Award Period with respect to a Performance Share Award, a Participant's employment with Energen and all Subsidiaries terminates, then any unpaid portion of such Participant's Performance Share Award shall be forfeited. In the case of a Qualified Termination (as defined below), the Participant shall remain entitled to payout of any outstanding Performance Share Awards (subject to the retirement reduction described below) at the end of the applicable Award Period in accordance with the terms of this Plan including without limitation applicable performance conditions.

Qualified Termination. "Qualified Termination" means termination of a Participant's employment with Energen and all subsidiaries under any one of the following circumstances:

(i) An involuntary termination by Energen and the Subsidiaries, as applicable, other than for Cause.

(ii) Expressly agreed in writing by the Participant and Energen and/or a subsidiary to constitute a Qualified Termination for purposes of this Plan.

(iii) A result of the Participant's death or disability.

(iv) A result of Participant's retirement under the Energen Corporation Retirement Income Plan, as amended from time to time.

(v) A voluntary termination by the Participant for Good Reason. The term "Good Reason" means with respect to an Award and a Participant, the occurrence subsequent to the grant of such Award of (A) a reduction in the Participant's aggregate rate of monthly base pay from Energen and the Subsidiaries, as applicable, or (B) the termination or materially adverse modification of the Energen Annual Incentive Compensation Plan without substitution of new short-term incentives providing comparable compensation opportunities for the Participant.

(vi) A voluntary termination by the Participant during the period commencing with the earliest date that a Change in Control occurs and ending on the last day of the thirty-sixth calendar month following the calendar month during which such Change in Control occurs.

Retirement. If the Participant's termination satisfies only that part of the Qualified Termination definition related to retirement (clause (v)), then this paragraph applies. If the Participant, having reached Retirement Date as defined under the Energen Corporation Retirement Income Plan, as amended from time to time, retires prior to the end of the first twelve months of an Award Period (the "Initial Fiscal Year"), the number of Performance Shares for such Award shall be reduced. The reduced Award shall equal the number of Performance Shares originally granted multiplied by a fraction the numerator of which is the number of Initial Fiscal Year months which occur prior to retirement and the denominator of which is 12. For example, if the original Award was for 1,000 Performance Shares and the Participant retired on January 1 of the Initial Fiscal Year, the size of the Award would be reduced by 75% to 250 Performance Shares, with the payment of such 250 Performance Shares remaining subject to the applicable Performance Conditions for the full Award Period and the remaining 750 Performance Shares being forfeited.

8.4 Consulting, Non-Compete and Confidentiality

A Participant's entitlement, if any, to payout of Performance Share Awards subsequent to termination of employment with Energen and all Subsidiaries shall continue so long as the Participant is in compliance with the following requirements. Failure to comply shall result in forfeiture of all then outstanding Performance Share Awards.

(a) Consulting Services. For a period of three years following the termination of the Participant's employment ("Date of Termination"), Participant will fully assist and cooperate with Energen, the Subsidiaries and their representatives (including outside auditors, counsel and consultants) with respect to any matters with which the Participant was involved during the course of employment, including being available upon reasonable notice for interviews, consultation, and litigation preparation. Except as otherwise agreed by Participant, Participant's obligation under this Section 8(a) shall not exceed 80 hours during the first year and 20 hours during each of the following two years. Such services shall be provided upon request of Energen and the Subsidiaries but scheduled to accommodate Participant's reasonable scheduling requirements. Participant shall receive no additional fee for such services but shall be reimbursed all reasonable out-of-pocket expenses.

(b) Non-Compete. For a period of twelve months following the Date of Termination, the Participant shall not Compete, (as defined below) or assist others in Competing with Energen and the Subsidiaries. For purposes of this Agreement, "Compete" means (i) solicit in competition with Alabama Gas Corporation ("Alagasco") any person or entity which was a customer of Alagasco at the Date of Termination; (ii) offer to acquire any local gas distribution system in the State of Alabama; or (iii) offer to acquire any coalbed methane interest in the State of Alabama. Employment by, or an investment of less than one percent of equity capital in, a person or entity which Competes with Energen or the Subsidiaries does not constitute Competition by Participant so long as Participant does not directly participate in, assist or advise with respect to such Competition.

(c) Confidentiality. Participant agrees that at all times following the Date of Termination, Participant will not, without the prior written consent of Energen, disclose to any person, firm or corporation any confidential information of Energen or the Subsidiaries which is now known to Participant or which hereafter may become known to Participant as a result of Participant's employment, unless such disclosure is required under the terms of a valid and effective subpoena or order issued by a court or governmental body; provided, however, that the foregoing shall not apply to confidential information which becomes publicly disseminated by means other than a breach of this Agreement.

8.5 No Assignment of Interest

The interest of any person in the Plan shall not be assignable, either by voluntary assignment or by operation of law, and any assignment of such interest, whether voluntary or by operation of law, shall render the Award void. Amounts payable under the Plan shall be transferable only by will or by the laws of descent and distribution.

9. Withholding. Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to Energen and Subsidiaries, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of Energen under the Plan shall be conditional on such payment or arrangements. Energen and, where applicable, its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a Participant from any payment of any kind otherwise due to said Participant. The Committee may permit Participants to elect to satisfy their Federal, and where applicable, FICA, state and local tax withholding obligations with respect to all Awards by the reduction, in an amount necessary to pay all said withholding tax obligations, of the number of shares of Stock or amount of cash otherwise issuable or payable to said Participants in respect of an Award.

10. Performance Measures. At its discretion, the Committee may make the Awards subject to the attainment of one or more Performance Measures designed to qualify for the performance-based exceptions from Section 162(m) of the Code.

Unless and until Energen's shareholders approve a change in the Performance Measures set forth in this Section 10, the Performance Measures to be used for purposes of such Awards shall be chosen from among the following alternatives, as measured with respect to Energen and/or any one or more of the Subsidiaries, with or without comparison to a peer group:

(a) return on shareholder's equity;

(b) return on assets;

(c) net income;

(d) earnings per common share;

(e) total shareholder return;

(f) oil and/or gas reserve additions;

(g) utility customer number, volume and/or revenue growth; and

(h) such other criteria as may be established by the Committee in writing and which meets the requirements of the performance-based exception to Section 162(m) of the Code.

In the event that the performance-based exception to Section 162(m) or its successor is amended such that the performance-based exception permits the employer to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have discretion to make such changes without obtaining shareholder approval

11. No Rights to Continued Employment. The Plan and any Award granted under the Plan shall not confer upon any Participant any right with respect to continuance of employment by Energen or any Subsidiary or any right to further Awards under the Plan, nor shall they interfere in any way with the right of Energen or any Subsidiary by which a Participant is employed to terminate the Participant's employment at any time.

12. Compliance with Other Laws and Regulations. The Plan, the grant and fulfillment of Awards thereunder, and the obligations of Energen to sell, issue, release and/or deliver shares of Stock shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Energen shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which Energen shall, in its sole discretion, determine to be necessary or advisable.

13. Change in Control.

13.1 Options, Restricted Stock. Except as may be otherwise expressly provided in the applicable Award agreement, upon the occurrence of a Change in Control all outstanding Incentive Stock Options and Nonqualified Stock Options shall be immediately and fully vested and exercisable and all restrictions on all outstanding Restricted Stock shall immediately lapse. Except as may be otherwise expressly provided in the applicable Award Agreement, if a Participant's employment by Energen and all subsidiaries is terminated during a Pre-Closing Period (defined below) (i) involuntarily by Energen other than for Cause, or (ii) voluntarily by the Participant for Good Reason (defined below), then all of the Participant's outstanding Incentive Stock Options and Nonqualified Stock Options shall be immediately and fully vested and exercisable and all restrictions on all of the Participant's outstanding Restricted Stock shall immediately lapse. A "Pre-Closing Period" commences upon Energen shareholder approval of a transaction which upon consummation will constitute a Change in Control and ends upon the first to occur of (i) the closing of such transaction or (ii) a determination by the Board that such Change in Control will not be consummated. "Good Reason" means with respect to a Participant (i) a reduction in Participant's aggregate rate of monthly base pay from Energen and all subsidiaries or (ii) the termination or materially adverse modification of the Energen Annual Incentive Compensation Plan without substitution of new short-term incentives providing comparable compensation for the Participant.

13.2 Performance Shares.

(a) Acceleration Event. For purposes of this Section 13.2, "Acceleration Event" means the occurrence of a Change in Control unless following such Change in Control at least a majority of the members of the Board of Directors of the corporation resulting from such Change in Control were members of the Incumbent Board (as defined in the Section 1 definition of Change in Control) at the time of the execution of the initial agreement, or of the action of the Board providing for such Change in Control.

(b) Payment Acceleration. If an Acceleration Event occurs, all outstanding Performance Share Awards shall be valued as soon after the date of such Acceleration Event as practicable. Valuation of the Performance Share awards shall be based on satisfaction of the applicable performance conditions measured as if all Award Periods had ended at the close of Energen's last whole fiscal year prior to the date of the Acceleration Event, provided that for purposes of any performance conditions involving the price of the Common Stock or payment of dividends, stock shall be priced equal to its Measurement Value based on the twenty trading days immediately preceding the date of such Acceleration Event and the period for dividend measurement shall extend to and include the day immediately prior to the date of the Acceleration Event. As soon as practicable following the completion of such valuation, all outstanding Performance Share Awards shall be paid based on such valuation.

(c) Independent Auditor. Following an Acceleration Event, all calculations with respect to performance measurement and Award payment shall be made by the Independent Auditor at the expense of Energen. The Independent Auditor shall resolve any procedural ambiguities discovered in making such calculations using its own judgment and discretion in light of the purposes of the Plan and past practices in calculating Performance Share Award payments.

13.3 Payment of Professional Fees and Expenses. If a Change in Control occurs, Energen shall pay promptly as incurred all legal, accounting and other professional fees and expenses (collectively, "Professional Fees") which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by Energen, Participant or others of the validity or enforceability of, or liability under, any provision of the Plan (including as a result of any contest by Executive about the amount of any payment pursuant to the Plan), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. In addition Energen shall promptly pay to Participant an additional amount (the "Tax Reimbursement Payment") such that the net amount retained by the Participant with respect to all payments made under this paragraph 4 after deduction of Taxes, shall be equal to the amount of the Professional Fees reimbursement plus applicable interest. For purposes of this Section 13.3 "Taxes" means all federal, state and local, employment and income taxes payable or withheld with respect to Professional Fees reimbursement payments (excluding interest) and Tax Reimbursement payments. The Independent Auditor, at Energen's expense, shall make all calculations with respect to the Tax Reimbursement Payment and in making such calculations shall assume that Participant is subject to the highest marginal tax rates.

14. Amendment and Discontinuance. The Board of Directors of Energen may from time to time amend, suspend or discontinue the Plan. Without the written consent of a Participant, no amendment or suspension of the Plan shall alter or impair any Award previously granted to a Participant under the Plan.

15. Effective Date of the Plan. The effective date of the Plan shall be November 25, 1997, the date of its adoption by the Board, subject to approval by shareholders of Energen holding not less than a majority of the shares present and voting at its January 1998 Annual Meeting. Awards may be granted under the Plan by the Committee as provided herein prior but subject to such subsequent shareholder approval of the Plan.

16. Name. The Plan shall be known as the "Energen Corporation 1997 Stock Incentive Plan."

17. 1997 Deferred Compensation Plan. If and to the extent permitted under the Energen Corporation 1997 Deferred Compensation Plan (the "Deferred Compensation Plan"), a Participant may elect, pursuant to the Deferred Compensation Plan, to defer receipt of part or all of any shares of Stock or other consideration deliverable under an Award and upon such deferral shall have no further right with respect to such deferred Award other than as provided under the Deferred Compensation Plan. In the event of such a deferral election, certificates for such shares of Stock as would have otherwise been issued under the Plan but for the deferral election, may at the discretion of Energen be delivered to the Trustee under the Deferred Compensation Plan and registered in the name of the Trustee or such other person as the Trustee may direct. Regardless of whether such deferred shares of Stock are issued to the Trustee, they shall constitute "issued" shares for purposes of the Plan's maximum number of shares limitation set forth in Section 2.

EXHIBIT 5(a)

March 12, 2002

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Ladies and Gentlemen:

In our capacity as counsel for Energen Corporation, an Alabama corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the registration by the Company of 1,500,000 shares of Common Stock, par value $.01 per share, pursuant to the Energen Corporation 1997 Stock Incentive Plan (the "Plan"). In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alabama;

2. The Plan has been duly and validly authorized and adopted, and the shares of the Common Stock of the Company to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the caption "Interests of Named Experts and Counsel" in Item 5 Part II of the Registration Statement.

Very truly yours,

/s/ BRADLEY ARANT ROSE & WHITE LLP

EXHIBIT 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-_______) of our report dated October 23, 2001, except for Note 18, as to which the date is December 5, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Energen Corporation's Annual Report on Form 10-K for the year ended September 30, 2001.

/s/ PricewaterhouseCoopers llp

Birmingham, Alabama

March 12, 2002

EXHIBIT 24

POWER OF ATTORNEY

(1997 Stock Incentive Plan)

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below hereby constitutes and appoints Wm. Michael Warren and Geoffrey C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation (the "Company") on Form S-8 relating to the registration of 1,500,000 shares of Common Stock proposed to be issued pursuant to the Company's 1997 Stock Incentive Plan, including all amendments and post-effective amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Dated as of this 6th day of March, 2002.

Signature Title

WM. MICHAEL WARREN Chairman of the Board, President, and

WM. MICHAEL WARREN Chief Executive Officer

GEOFFREY C. KETCHAM Executive Vice President, Chief

GEOFFREY C. KETCHAM Financial Officer and Treasurer

GRACE B. CARR Controller

GRACE B. CARR

DR. STEPHEN D. BAN Director

DR. STEPHEN D. BAN

JULIAN W. BANTON Director

JULIAN W. BANTON

J. MASON DAVIS, JR. Director

J. MASON DAVIS, JR.

JAMES S. M. FRENCH Director

JAMES S. M. FRENCH

T. MICHAEL GOODRICH Director

T. MICHAEL GOODRICH

WALLACE L. LUTHY Director

WALLACE L. LUTHY

REX J. LYSINGER Director

REX J. LYSINGER

DR. JUDY M. MERRITT Director

DR. JUDY M. MERRITT

DRAYTON NABERS, JR. Director

DRAYTON NABERS, JR.

STEPHEN A. SNIDER Director

STEPHEN A. SNIDER